Exhibit 23.1


       CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


TO: Nuclear Solutions, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-127633 of Nuclear Solutions, Inc. on Form S-8 of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern dated March 16, 2006, appearing in this Annual Report on Form 10-KSB of Nuclear Solutions, Inc. for the year ended December 31, 2005.


                         /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                         --------------------------------------------
                           Russell Bedford Stefanou Mirchandani LLP


New York, New York
April 17, 2006